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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 6, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         Ohio                          0-49619                   31-1795575
------------------------         ---------------------       -------------------
(State of Incorporation)         (Commission File No.)          (IRS Employer
                                                             Identification No.)




                    635 South Market Street, Troy, Ohio 45373
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000
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                                    FORM 8-K

Item 5.           Other Events.
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                  The following was contained in a press release issued by
Peoples Ohio Financial Corporation on June 6, 2003:


June 6, 2003

News Release                                             For Further Information
For Immediate Release                                       Contact: Rich Dutton
                                                              Vice-President/CFO
                                                                  (937) 339-5000



                    PEOPLES OHIO FINANCIAL CORPORATION BOARD
                       AUTHORIZES STOCK REPURCHASE PROGRAM


         Peoples Ohio Financial Corporation announced today that its Board of Directors has extended a stock repurchase program whereby up to 373,000 shares of its common stock may be repurchased in the open market or in privately negotiated transactions from time to time. The repurchases will be made only at such times as are permissible under the federal securities laws. Peoples currently has a total of 7,583,652 common shares outstanding. The stock repurchase program for the holding company was originally approved and initiated a year ago.

         Ronald Scott, President/CEO, commented: "The Board's decision to extend the stock repurchase program will enable People's to continue to repurchase its shares as market conditions warrant, and demonstrates our continued confidence in the future prospects of the holding company and Peoples Savings Bank."

         Chartered under Ohio law in 1890, Peoples Savings Bank has full-service centers, ATM locations and trust offices in Troy, Piqua and Clayton. Shares of Peoples Ohio Financial Corporation (POHF) are traded over-the counter.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                -----------------------------
                                                Ronald B. Scott
                                                President


Date:  June 6, 2003